                          AGREEMENT AND PLAN OF MERGER

                     Dated as of the 1st day of August, 1999

                                 by and between

                       HEALTHWORLD CORPORATION ("Parent"),

                   HC-FALK ACQUISITION CORP. ("Acquisition"),

                    FALK COMMUNICATIONS INC. (the "Company"),

                              SPENCER FALK ("Falk")

                                       and

                        the SPENCER FALK GRANTOR RETAINED
                ANNUITY TRUST u/t/a/d March 5, 1999 (the "Trust")

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

1  The Merger..................................................................7

   1.1      Preparation and Filing of Certificate of Merger....................7
   1.2      Certificate of Incorporations; Directors; Officers.................8
   1.3      Effect of Merger...................................................8
   1.4      Conversion.........................................................9
   1.5      Closing............................................................9

2  Consideration...............................................................9

   2.1      Beneficial Ownership of Shares.....................................9
   2.2      Merger Price.......................................................9
   2.3      No Fractional Shares..............................................12
   2.4      Employee Tax Benefit Adjustment...................................12

5  Representations And Warranties of Falk and the Company.....................13

   3.1      Due Organization..................................................13
   3.2      Prohibited Activities.............................................14
   3.3      Ownership of the Company..........................................15
   3.4      Transactions in Capital Stock.....................................16
   3.5      No Bonus Shares...................................................16
   3.6      Subsidiaries......................................................16
   3.7      Predecessor Status; etc...........................................16
   3.8.     Spin-off by the Company...........................................16
   3.9      Financial Statements..............................................17
   3.10     Material Liabilities..............................................17
   3.11     Accounts and Notes Receivable.....................................18
   3.12     Permits and Intangibles; Intellectual Property....................18
   3.13     Environmental Matters.............................................19
   3.14     Personal Property.................................................19
   3.15     Significant Customers; Material Contracts and Commitments.........20
   3.16     Real Property.....................................................21
   3.17     Insurance.........................................................21
   3.18     Compensation; Employment Agreements; Organized Labor Matters......21
   3.19     Employee Plans....................................................25
   3.20     Compliance with ERISA.............................................26
   3.21     Conformity with Law; Litigation...................................27
   3.22     Taxes.............................................................27
   3.23     No Violations.....................................................30
   3.24     Government Contracts..............................................31
   3.25     Absence of Changes................................................31
   3.26     Deposit Accounts; Powers of Attorney..............................32

   3.27     Brokers and Agents................................................33
   3.28     Relations with Governments........................................33
   3.29     Disclosure........................................................33
   3.30     Authority.........................................................33
   3.31     Validity of Obligations...........................................33
   3.32     Year 2000.........................................................33
   3.33     Officer Loans.....................................................34
   3.34     Marketable Securities.............................................34

4  Representations of Parent..................................................34

   4.1      Due Organization..................................................34
   4.2      Capital Stock of Parent...........................................35
   4.3      Conformity with Law; Litigation...................................35
   4.4      Validity of Obligations...........................................35
   4.5      SEC Reports.......................................................35
   4.6      Absence of Changes................................................35
   4.7      Non-Defaults; Non-Contravention...................................36
   4.8      Taxes.............................................................36
   4.9      Authorization of Agreements.......................................37
   4.10     Disclosure........................................................37

5  Closing Deliveries.........................................................37

   5.1      Opinions of Counsel...............................................37
   5.2      Consents and Approvals............................................37
   5.3      Employment and Non-Competition Agreements.........................38
   5.4      Verification of Payment of Taxes; Good Standing...................38
   5.5      Securities Act Representations by Beneficiaries of Defined
            Contribution Plan and Trust.......................................38
   5.6      Corporate Minutes of the Company..................................38

6  Post-Closing Covenants.....................................................39

   6.1      Board of Directors of Parent......................................39
   6.2      Preservation of Tax and Accounting Treatment......................39
   6.3      Operation of Acquisition..........................................39
   6.4      Tax Returns of Company............................................40
   6.5      Employee Benefits.................................................40
   6.6      Further Assurances................................................40
   6.8      S Corporation Distributions.......................................40

7  Indemnification............................................................40

   7.1      General Indemnification by the Company and Falk...................41
   7.2      Special Limited Indemnification by Falk...........................41
   7.3      Indemnification by Parent.........................................41
   7.4      Third Person Claims...............................................42

   7.5      Exclusive Remedy..................................................43
   7.6      Limitations on Indemnification....................................43
   7.7      Offset and Collection by Parent or Acquisition....................44

8  Federal Securities Act Representations; Compliance with Law................44


9  Registration Rights........................................................45

   9.1      Piggyback Registration Rights.....................................45
   9.2      Registration Procedures...........................................45
   9.3      Underwriting Agreement............................................46
   9.4      Availability of Rule 144..........................................46

10 Referral Fees..............................................................46


11 Loss of Revenue by Company as a Result of Client Conflict With Parent......46


12 General....................................................................47

   12.1     Cooperation.......................................................47
   12.2     Successors and Assigns............................................47
   12.3     Entire Agreement..................................................47
   12.4     Counterparts......................................................48
   12.5     Expenses..........................................................48
   12.6     Notices...........................................................48
   12.7     Governing Law.....................................................49
   12.8     Exercise of Rights and Remedies...................................49
   12.9     Time..............................................................49
   12.10    Reformation and Severability......................................49
   12.11    No Third Party Rights or Remedies.................................49
   12.12    Captions..........................................................49
   12.13    Amendments and Waivers............................................49
   12.14    Attorneys' Fees...................................................50

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of the 1st day of August, 1999, by and between HEALTHWORLD CORPORATION, a Delaware corporation ("Parent"), HC-FALK ACQUISITION CORP., a Delaware corporation ("Acquisition"), FALK COMMUNICATIONS INC., a Delaware corporation ("Company"), SPENCER FALK ("Falk") and Spencer Falk, as trustee under the Spencer Falk Grantor Retained Annuity Trust u/t/a/d March 5, 1999 (the "Trust").

                                   WITNESSETH

         WHEREAS, Acquisition is a wholly-owned subsidiary of Parent; and

         WHEREAS, Parent and the Company desire that the Company merge (the "Merger") into Acquisition, upon the terms and conditions set forth herein and in accordance with the provisions of the Delaware General Corporation Law, with Acquisition as the surviving corporation in the Merger; and

         WHEREAS, it is intended that the consideration to be received by the Company Stockholders in the Merger shall consist partly of cash and partly of shares of Common Stock of Parent ("Parent Stock"), in such amounts as are to be determined and paid as provided in Section 2.2 hereof; and

         WHEREAS, it is intended that the Merger qualify as a tax-free reorganization, within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") for Federal income tax purposes; and

         WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any Schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

         "1933 Act" means the Securities Act of 1933, as amended.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "Acquisition" has the meaning set forth in the introductory paragraphs of this Agreement.

         "Acquisition Stock" means the common stock of Acquisition.

         "Actual Contingent Stock Value" means, with respect to any Contingent Payment, the product of the Contingent Date Price and the number of shares of Parent Stock payable pursuant to Section 2.2(c)(i).

         "Affiliates" has the meaning set forth in Section 3.8.

         "Arthur Andersen" means Arthur Andersen, LLP.

         "Balance Sheet Date" shall mean May 31, 1999.

         "Base Net Fee Revenue" means the Net Fee Revenue attributable to a client for the twelve (12) month period ending with a Client Termination Event.

         "Cash Payment" has the meaning set forth in Section 2.2(a)(i).

         "Client Conflict Adjustment" means the adjustment to EBITDA made pursuant to Section 11.

         "Client Referral Adjustment" means the adjustment to EBITDA made pursuant to Section 10.

         "Client Termination Event" has the meaning set forth in Section 11.

         "Closing Date" means August 1, 1999.

         "Closing Date Price" means $12.25.

         "Contingent Date Price" means the average of the daily closing price per share of the Parent Common Stock, as reported on the NASDAQ National Market for the twenty (20) trading day period immediately preceding the day which is three (3) business days prior to the day on which any Contingent Payment is due.

         "Contingent Payments" has the meaning set forth in Section 2.2(a)(i).

         "Code" has the meaning set forth in the introductory paragraphs of this Agreement.

         "Company" has the meaning set forth in the introductory paragraphs of this Agreement.

         "Company Financial Statements" has the meaning set forth in Section
3.9.

         "Company Stock" means the common stock of the Company.

         "Company Stockholders" means all of the holders of shares of stock of the Company as set forth in Schedule 3.3.

         "Controlled Group" has the meaning set forth in Section 3.19.

         "Defined Contribution Plan and Trust" means the Falk Communications Inc. Defined Contribution Plan and the trust pursuant to which the plan is administered.

         "Designated Key Employees" means Spencer Falk, Joseph Lazarich, Lisa Gottlieb, John Cramer and Susan Cathcart.

         "Disclosure Schedule" has the meaning set forth in the preliminary paragraph of Section 3.

         "Earn-Out Period" means the period commencing with the Closing Date and concluding with the date that all Contingent Payments have been made.

         "EBITDA" means Net Income Before Interest, Taxes, Depreciation and Amortization of Acquisition as determined by Arthur Andersen in accordance with GAAP. In determining EBITDA, no deduction shall be made to the income of Acquisition for any expenses of this transaction, management fees, intercompany charges except for (i) any charges incurred for preparation of tax returns and accounting audits of Acquisition and (ii) any charges for services or products which Acquisition requests to receive from Parent or any of its Affiliates or Subsidiaries, which charges shall be in amounts not less favorable to Acquisition than to any regular customer or client of the entity which furnishes the services or products. Furthermore, EBITDA shall be increased for the amount of the Client Conflict Adjustment and shall be adjusted up or down, as the case may be, for the Client Referral Adjustment. EBITDA shall not be affected by any transactions relating to the creation, maintenance and funding of the Defined Contribution Plan and Trust, including, without limitation, any expenses related to employee compensation which are reserved for accounting purposes prior to the Closing Date, including any taxes or withholding imposed on the Company by reason thereof.

         "Effective Time of the Merger" has the meaning set forth in Section
1.1.

         "Encumbrance" means a mortgage, charge (whether fixed or floating), pledge, lien, option, restriction, right of first refusal, right of preemption, third party right or interest, other encumbrance or security interest of any kind and whether legal or equitable, or another type of preferential arrangement (including, without limitation, a title transfer and retention arrangement) having similar effect.

         "ERISA" has the meaning set forth in Section 3.19.

         "Expiration Date" has the meaning set forth in Section 3 or 4, as the case may be.

         "Indebtedness" of any Person means all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as Liabilities of such entity, and in any event, regardless of how classified in accordance with GAAP, shall include: (i) all obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets; (ii) obligations secured by any Security Interest upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property; and (iv) capitalized lease obligations.

          "Intellectual Property" means any and all of the following which is owned by, licensed by, licensed to, used or held for use by a Person (including all copies and embodiments thereof, in electronic, written or other media): (i) all registered and unregistered trademarks, trade dress, service marks, logos, trade names, internet domain names, corporate names, limited liability company names, partnership names, all derivations thereof and all applications to register the same (the "Trademarks"); (ii) all issued U.S. and foreign patents and pending patent applications, patent disclosures and improvements thereto (the "Patents"); (iii) all registered and unregistered copyrights, mask work rights and all applications to register the same (the "Copyrights"); (iv) all computer software and databases owned or used (excluding software and databases licensed to the Company or its Subsidiaries under standard, non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' business) by the Company or its Subsidiaries or under development for the Company or its Subsidiaries by third parties (the "Software"); (v) all categories of trade secrets, know-how, inventions (whether or not patentable and whether or not reduced to practice), processes, formulas, procedures, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, client and supplier lists and information and other confidential and proprietary information ("Proprietary Rights"); (vi) all licenses and agreements pursuant to which the Company or its Subsidiaries have acquired rights in or to any of the Trademarks, Patents, Copyrights, Software or Proprietary Rights (excluding software and databases licensed to the Company or its Subsidiaries under standard, non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' business) ("Licenses-In"); and (vii) all licenses and agreements pursuant to which the Company or its Subsidiaries have licensed or transferred any rights to any of the Trademarks, Patents, Copyrights, Software or Proprietary Rights ("Licenses-Out"). For the purposes of this definition, the term "license" also includes "sublicense."

         "Key Consultant" means a person engaged under a Key Consultant
Agreement.

         "Key Consultant Agreement" means any agreement with a consultant providing for the services of an individual and requiring payment to the consultant of not less than $5,000 per annum.

         "Key Employee" means any employee whose compensation is not less than $100,000 per annum.

         "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligation or Indebtedness, including without limitation, any liability for Taxes.

         "Material Adverse Effect" means (i) with respect to any Person, a material adverse effect or impact upon the assets, financial condition, results of operations, business or prospects of such

Person, taken as a whole, or (ii) in any case, a material adverse effect or impact on the ability of the parties to this Agreement to consummate the transactions contemplated hereby.

         "Material Agreements" means, with respect to any Person, all of the following contracts, agreements, and other arrangements (hereafter collectively an "Arrangement"), whether written or oral, to which the Person is a party:

                  1. any arrangement (or group of related arrangements) for the lease of personal property from or to third parties with annual payments exceeding $50,000 or with a term exceeding one year;

                  2. any arrangement concerning a partnership or joint venture;

                  3. any arrangement (or group of related arrangements) under which the Person has (A) created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) Indebtedness in excess of $50,000 or
                           (B) imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  4. any arrangement concerning confidentiality or any arrangement concerning non-competition;

                  5. any contract with any labor union or any Key Consultant Agreement or an agreement with a Key Employee;

                  6. any guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection in the Ordinary Course of Business, or any agreement or commitment with respect to the lending or investing of funds to or in other Persons;

                  7. any contract or group of related contracts with the same party (or group of related parties) for or relating to the purchase or sale of products or services, either (A) which is not terminable by the Person on sixty (60) days or less notice or (B) under which the undelivered balance of products and services, at the time of determination of materiality, has a selling price in excess of $50,000;

                  8. any contract or group of related contracts with the same party (or group of related parties) not relating to the purchase or sale of products or services either (A) requiring payments after the date hereof to or by the Person of more than $50,000 or (B) not terminable by the Person on sixty (60) days or less notice;

                  9. any agreement with any employee, the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated by this Agreement;

                  10. any agreement or plan the benefits of which will be increased or accelerated by the occurrence of the transactions contemplated by this Agreement;

                  11. any arrangement directly or indirectly between the relevant Person and any of its Affiliates or Subsidiaries; and

                  12. any other arrangement or group of related arrangements not entered into in the Ordinary Course of Business or the breach, default or termination of which would have a Material Adverse Effect.

         "Material Asset" means any asset, corporeal or incorporeal, with a value reasonably estimated to exceed $50,000 or the absence of which would cause a Material Adverse Effect.

         "Material Liability" means a Liability in excess of $50,000.

         "Merger" means the merger of the Company into Acquisition.

         "Merger Price" has the meaning set forth in Section 2.2(a)(i).

         "Net Fee Revenue" means the contribution to EBITDA made by reason of services on behalf of a client.

         "Parent" has the meaning set forth in the introductory paragraphs of this Agreement.

         "Parent SEC Reports" means the Parent's 1997 and 1998 Annual Report and 3/31/99 10Q.

         "Parent Stock" means the common stock of Parent.

         "Ordinary Course of Business" means the ordinary course of business, consistent with past custom and practice, of Parent or the Company, respectively, as the context herein may require (including with respect to quantity and frequency).

         "PBGC" has the meaning set forth in Section 3.19.

         "Person" means any individual, trust, corporation, partnership, limited partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

         "Plans" has the meaning set forth in Section 3.19.

         "Qualified Plans" has the meaning set forth in Section 3.20.

         "Registration Stockholder" has the meaning set forth in Section 9.1.

         "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         "S Distribution" has the meaning set forth in Section 5.6.

         "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Regulations" means all laws, regulations, listing rules, policies or other rules of law applicable to the Company relating in any way to any action involving securities or otherwise binding on the Company.

         "Security Interest" means any mortgage, pledge, security interest, charge, lien, option or other encumbrance or right of any third party.

         "Stock Payment" has the meaning set forth in Section 2.2(a)(i).

         "Subsidiary" means any corporation or other entity of which the relevant corporation or entity owns a controlling voting interest, and any other corporation or other entity which is similarly controlled by a Subsidiary or group of Subsidiaries of the relevant corporation or entity.

         "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1        The Merger.

         1.1. Preparation and Filing of Certificate of Merger. Simultaneously herewith, Acquisition and the Company are causing a Certificate of Merger to be signed, verified and filed with the Secretary of State of the State of Delaware. The Certificate of Merger provides for such matters as are consistent with this Section 1. Upon the acceptance of the Certificate of Merger for filing by the Secretary of State of the State of Delaware (the "Effective Time of the Merger"), the separate existence of the Company shall cease, and Acquisition shall be the surviving corporation in the Merger. The Merger will be effected in a single transaction. Acquisition shall be qualified to do business in the State of New York.

         1.2. Certificate of Incorporations; Directors; Officers. At the Effective Time of the Merger, (i) the Certificate of Incorporation and By-Laws of Acquisition then in effect shall be the Certificate of Incorporation and By-Laws of Acquisition until changed as provided by law; (ii) the Board of Directors of Acquisition shall consist of Spencer Falk, Steven Girgenti and Stuart Diamond. The Board of Directors of Acquisition shall hold office subject to the provisions of the laws of the State of Delaware and of the Certificate of Incorporation and By-laws of Acquisition; and (iii) the officers of Acquisition shall be Falk as President and Chief Executive Officer, Stuart Diamond as Secretary/ Treasurer and Francis Hughes as Vice-President, with each of such officers to serve, subject to the provisions of the Certificate of Incorporation and By-laws of Acquisition, until his successor is duly elected and qualified.

         1.3. Effect of Merger. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the laws of the State of Delaware. Acquisition shall, pursuant to the Merger, change its name to "Falk Communications Inc." The identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of Acquisition shall continue unaffected and unimpaired by the Merger and the corporate franchises, existence and rights of the Company shall be merged with and into Acquisition, and Acquisition shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of the Company shall cease and, in accordance with the terms of this Agreement, Acquisition shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the Company shall be taken and deemed to be transferred to, and vested in, Acquisition without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of Acquisition as they were of the Company and Acquisition; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in the Company and Acquisition, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, Acquisition shall thenceforth be responsible and liable for all the liabilities and obligations of the Company and Acquisition and any claim existing, or action or proceeding pending, by or against the Company or Acquisition may be prosecuted as if the Merger had not taken place, or Acquisition may be substituted in their place. Neither the rights of creditors nor any liens upon the property of the Company or Acquisition shall be impaired by the Merger, and all debts, liabilities and duties of the Company and Acquisition shall attach to

         Acquisition, and may be enforced against the Acquisition to the same extent as if said debts, liabilities and duties had been incurred or contracted by Acquisition.

         1.4. Conversion. As of the Effective Time of the Merger:

                  1.4.1 Each share of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent the right to receive the number of shares of Parent Stock equal to the Stock Payment divided by the number of issued and outstanding shares of Company Stock (other than treasury shares).

                  1.4.2 all shares of Company Stock that are held by the Company as treasury stock shall be cancelled and retired and no shares of Parent Stock or other consideration shall be delivered or paid in exchange therefor; and

                  1.4.3 each share of Acquisition Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall remain issued and outstanding, completely unaffected by the Merger.

         1.5 Closing. Upon the closing of this Agreement, which is occurring simultaneously with the execution hereof, all of the shares of stock of the Company which are then issued and outstanding shall thereupon represent the right to receive the number of shares of Parent Stock set forth in Section 2.2(a)(i), plus the contingent consideration set forth in Sections 2.2(a)(ii) through (vi).

2        Consideration.

         2.1 Beneficial Ownership of Shares. All Parent Stock to be received by the Company Stockholders pursuant to this Agreement shall have the same rights as all other shares of Parent Stock by reason of the provisions of the Certificate of Incorporation of Parent or as otherwise provided by the Delaware General Corporation Law. All voting rights of such Parent Stock to be received by the Company Stockholders shall be fully exercisable by the Company Stockholders, and the Company Stockholders shall not be deprived nor restricted in exercising those rights.

         2.2      Merger Price

                  (a) Payments. By virtue of the Merger, and without any action on his part, the Company Stockholders shall be entitled to receive the following, pro rata in proportion to their relative ownership of Company Stock as of the Closing Date:

                  (i) on the Closing Date, the sum of $7,550,000, which shall be in cash (the "Cash Payment") and Six Hundred Forty-Nine Thousand One Hundred Eleven (649,111) shares of Parent Common Stock (the "Stock Payment"). In addition Parent shall make additional contingent payments (the "Contingent Payments") in the amounts and in the manner set forth in subparagraphs (ii) through (vi) of this Section 2.2(a). The Cash Payment, the Stock Payment and the Contingent Payments are collectively and in the aggregate referred to hereafter as the "Merger Price"; and

                  (ii) an additional payment payable within one hundred twenty (120) days after December 31, 1999 equal to 5.55 times the amount by which EBITDA for the period commencing with first day following the Closing Date and ending December 31, 1999 (the "Initial Stub Period") exceeds the "Target Threshold." The term "Target Threshold" means the product of $15,050,000 and a fraction, the numerator of which shall be the number of days in the Initial Stub Period and the denominator of which shall be three hundred sixty-five (365); and

                  (iii) an additional payment payable within one hundred twenty
(120) days after December 31, 2000 equal to (x) 5.55 times EBITDA for the twelve months ended December 31, 2000 minus (y) $15,050,000 minus (z) the payment made pursuant to Section 2.2(a)(ii).

                  (iv) an additional payment payable within one hundred twenty
(120) days after December 31, 2001 equal to (x) 5.55 times EBITDA for the twelve months ended December 31, 2001 minus (y) $15,050,000 minus (z) all payments made pursuant to Sections 2.2(a)(ii) through (iii).

                  (v) an additional payment payable within one hundred twenty
(120) days after December 31, 2002 equal to (x) 5.55 times EBITDA for the twelve months ended December 31, 2002 minus (y) $15,050,000 minus (z) all payments made pursuant to Sections 2.2(a)(ii) through (iv); and

                  (vi) an additional payment payable within one hundred twenty
(120) days after December 31, 2003 equal to (x) 5.55 times EBITDA for the twelve months ended December 31, 2003 minus (y) $15,100,000 minus (z) all payments made pursuant to Sections 2.2(a)(ii) through (v).

                  (vii) All additional payments to be made pursuant to Sections 2.2(a)(i) through (vi) shall be subject to offset pursuant to the indemnification provisions of Section 7.

                  (viii) During the Earn-Out Period, Acquisition shall maintain books and records adequate to permit the identification of the amounts necessary to make the calculations of additional payments hereunder. Parent shall prepare a computation of the additional payments promptly following completion of Acquisition's audited financial statements for the applicable period. Parent's computation shall be submitted to Arthur Andersen for review. Such audited financial statements (which shall be prepared in accordance with U.S. GAAP, consistently applied) shall be submitted to Parent and Falk no later than ninety
(90) days after calendar year
end. Parent shall forward to Falk the financial statements, with the EBITDA calculation in reasonable detail, and the computation of the additional payment (the financial statements, EBITDA calculation and computation of the additional payment are together referred to as the "Earn-Out Computation"). Falk shall have fifteen (15) days following delivery of the Earn-Out Computation to review same and notify Parent that he disputes any item in the Earn-Out Computation (an "Earn-Out Dispute Notice"). In the event that Falk does not issue an Earn-Out Dispute Notice within the time set forth in the immediately preceding sentence, the Earn-Out Computation shall become final and binding upon Falk. If Falk sends an Earn-Out Dispute Notice within the time permitted, the parties shall use their best efforts to resolve any such disagreement relating to the Earn-Out Computation and, if appropriate, agree on a revised Earn-Out Computation. However, regardless of whether or not an Earn-Out Dispute Notice is sent, Parent shall make payment of any amount which is undisputed within fifteen (15) days following the last date on which Falk may send an Earn-Out Dispute Notice. If the parties are unable to agree on the Earn-Out Computation, Falk and Parent shall choose a firm of certified public accountants, or if within five (5) calendar days after first attempting to agree on their choice of certified public accountants they have been unable to agree on the selection of such a firm they shall retain Ernst & Young (such agreed upon certified public accountants are hereafter referred to as the "Independent Auditor") to finalize the Earn-Out Computation. The Independent Auditor shall make such determination relating to the Earn-Out Computation within 30 days of its appointment and its decision shall be final and binding on all parties. If the determination of the Independent Auditor is that Parent erred in Earn-Out Computation to the detriment of Falk, and such error resulted in the Earn-Out Computation being less than ninety (90%) percent of the determination made by the Independent Auditor, then Parent shall be responsible for all the expenses of the Independent Auditor plus the reasonable expenses of any auditor engaged by Falk to assist him in resolving the dispute; otherwise Falk shall be personally responsible for all the expenses of the Independent Auditor plus the reasonable expenses of any auditor engaged by Parent to assist it in resolving the dispute. Any payment made by the Parent pursuant to this procedure shall not affect EBITDA.

                  (b) Maximum Payment. The payments set forth in Sections 2.2(a)(i) through 2.2(a)(vi) shall in no event exceed the sum of $35,100,000.00.

                  (c) Form of Contingent Payments. Each Contingent Payment shall be payable in cash or Parent Common Stock or a combination thereof as follows:

                           (i) First, payment shall be made with that number of shares of Parent Company Stock which results from dividing (x) 48% of the amount of such Contingent Payment by (y) the Closing Date Price; provided, however, in no event shall the Actual Contingent Stock Value exceed the amount of such Contingent Payment.

                           (ii) Second, payment shall be made in cash in the amount, if any, by which such Contingent Payment exceeds the Actual Contingent Stock Value.

                  (d) Exchange Value. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares held in the treasury of the Company, which shall be canceled) shall be converted into the right to receive that number of shares of Parent Common Stock which at the Effective Time results from dividing the Stock Payment by the number of issued and outstanding shares of Company Common Stock (other than treasury shares).

         2.3 No Fractional Shares. No certificates or scrip representing fractional shares of Parent shall be issued upon the surrender and exchange of shares. Each holder of shares who otherwise would have been entitled to receive a fractional share of Parent (after taking into account all certificates surrendered by such holder) shall be entitled to receive, in lieu thereof, a payment in the amount (without interest) equal to such fractional part of a share of Parent.

         2.4 Employee Tax Benefit Adjustment. The Company is delivering to the Parent copies of executed Code Section 83(b) elections by each of the beneficiaries of the Defined Contribution Plan and Trust. Falk, the Trust and the Company represent and warrant that the beneficiaries of the Defined Contribution Plan and Trust will properly and timely file such elections with the Internal Revenue Service. In reliance upon such representation and warranty, the Parent shall take a tax deduction for the taxable year ending December 31, 1999 for the compensation paid to such beneficiaries in the aggregate amount included in income by such beneficiaries as set forth in the Code Section 83(b) elections. The amount of the Parent's tax savings by reason of such deduction and any other deduction for the Company's employee-related expenses which are recorded for accounting purposes prior to the Closing Date but reported for tax purposes after the Closing Date, net of any increase in taxes by reason of income or adjustments to the Company's employee-related transactions which are recorded for accounting purposes prior to the Closing Date but reported for tax purposes after the Closing Date is hereafter referred to as the "Employee Tax Benefit Adjustment." To determine the amount of the Employee Tax Benefit Adjustment, the Parent shall prepare pro forma tax returns with (the "Inclusive Pro Forma") and without (the "Exclusive Pro Forma") the items which relate to the Employee Tax Benefit Adjustment. The amount of the Employee Tax Benefit Adjustment shall be the excess, if any, of the taxes payable by the Parent in the Exclusive Pro Forma minus the taxes payable by the Parent in the Inclusive Pro Forma. The Parent agrees to pay to the Company Stockholders the Employee Tax Benefit Adjustment as so determined. The Parent will pay the sum of $425,000 to the Company Stockholders on September 15, 1999 on account of the Employee Tax Benefit Adjustment. On September 15, 2000, the Parent will make a final determination of the amount of the Employee Tax Benefit Adjustment and make payment of the balance thereof to the Company Stockholders. Payment shall be made in cash and/or stock consistent with the calculation described in Section 2.2(c). In the event that the amount of the Employee Tax Benefit Adjustment later changes by reason of any adjustment to the Tax Returns of the Parent which relate to the calculation thereof, then the Parent shall pay to the Company Stockholders (to the extent of any increase in the Employee Tax Benefit Adjustment) or Falk and the Trust shall pay to the Company (to the extent of any decrease in the Employee Tax Benefit Adjustment) the amount of such change. Any payment under this Section 2.4 shall not be taken into account for determining the amount of the Contingent Payments. In the event of any dispute related to the computation of the Employee Tax Benefit Adjustment, the procedures of Section 2.2(a)(viii) shall be used to resolve the dispute.

3        Representations And Warranties of Falk, the Trust and the Company.

         Preliminary Matters in Respect of Representations and Warranties:

         Annexed hereto and made a part hereof is a disclosure schedule (individually a "Disclosure Schedule" and collectively the "Disclosure Schedules") for Falk, the Trust and the Company setting forth all exceptions and/or qualifications to the representations and warranties made herein. It is understood and agreed that any disclosure made on any Disclosure Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Disclosure Schedule required hereby. Falk, the Trust and the Company shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Disclosure Schedules.

         The following representations and warranties in this Section 3 are represented and warranted to be true at the date of this Agreement. All representations and warranties contained in this Section 3 shall survive the Closing Date for a period of three (3) years, except that all representations and warranties with respect to Taxes shall survive for a period from the Closing Date until ninety (90) days following the expiration of any statute of limitations for the assessment and collection of such Taxes (the last day of the applicable period being referred to hereinafter as the "Expiration Date").

         Throughout this Section 3, all references to the Company shall be construed to mean and include all of the Company's Subsidiaries.

         Falk, the Trust and the Company jointly and severally warrant and represent as follows:

         3.1 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except as set forth on Schedule 3.1 or where the failure to be so authorized or qualified would not have a Material Adverse Effect. Schedule 3.1 sets forth the jurisdiction in which the Company was formed and contains a list of all such jurisdictions in which the Company is authorized or qualified to do business. Except as set forth in
                  Schedule 3.1, in all
                  material respects, all accounts, books, ledgers, financial and other records of whatsoever kind of the Company have been fully, properly and accurately maintained and are up to date, are in the possession of the Company and contain true and accurate records of all matters required by law to be entered therein and do not contain or reflect any material inaccuracies or discrepancies. No notice or allegation that any of the said records is incorrect, or should be rectified, in any material respects has been received by the Company. Within the five (5) year period ending with the date hereof, no order has been made or petition presented or resolution passed for the winding-up or administration of the Company nor has any distress, execution or other process been levied against the Company or action taken to repossess goods in the Company's possession and the Company is not insolvent or unable to pay its debts. Within the five (5) year period ending with the date hereof, no receiver, administrative receiver or administrator has been appointed of the whole or any material part of the assets of the Company nor is the Company aware of any circumstances likely to give rise to the appointment of any such receiver, administrative receiver or administrator.

         3.2 Prohibited Activities. Except as set forth on Schedule 3.2, the Company has not, between the Balance Sheet Date and the date hereof, taken any of the following actions:

                  3.2.1 made any change in its certificate of incorporation or by-laws, as the case may be;

                  3.2.2 issued any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

                  3.2.3 declared or paid any dividend, or made any distribution in respect of its stock whether now or hereafter outstanding, or purchased, redeemed or otherwise acquired or retired for value any shares of its stock;

                  3.2.4 entered into any contract or commitment or incurred or agreed to incur any liability or make any capital expenditures, except if it involved an amount not in excess of $10,000 and except if it involved the performance of services in the Ordinary Course of Business;

                  3.2.5 created, assumed or permitted to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except:

                           3.2.5.1 with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000,

                           3.2.5.2 liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained)

                           3.2.5.3 materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the Ordinary Course of Business, or

                           3.2.5.4 liens set forth on Schedule 3.10 hereto;

                  3.2.6 sold, assigned, leased or otherwise transferred or disposed of any material property or equipment except in the Ordinary Course of Business;

                  3.2.7 negotiated for the acquisition of any business or the start-up of any new business;

                  3.2.8 merged or consolidated or agreed to merge or consolidate with or into any other entity;

                  3.2.9 waived any material rights or claims of the Company, except for the negotiation and adjustment of bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 3.11 unless specifically listed thereon;

                  3.2.10 committed a material breach or amended or terminated any material agreement, permit, license or other right of the Company; or

                  3.2.11 entered into any other transaction outside the ordinary course of its business or prohibited hereunder.

         3.3 Ownership of the Company. The equity structure of the Company is as set forth in Schedule 3.3. All of the issued and outstanding shares of the Company are owned by the persons as set forth in Schedule 3.3 in the amounts set forth opposite their names. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record and beneficially by such persons. Such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and Federal laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholder.

         3.4      Transactions in Capital Stock. Except as set forth on Schedule
                  3.4,

                  3.4.1 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, issue, sale, redemption or transfer of any share, loan capital or other interest in the Company under any option or other agreement (including conversion rights and rights of pre-preemption);

                  3.4.2 The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or cancel any of its shares or any interests therein (or of any of its Subsidiaries) or to pay any dividend or make any distribution in respect thereof, nor do any of the Subsidiaries have any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or cancel any of their respective shares or any interest therein or to pay any dividend or make any distribution in respect thereof;

                  3.4.3 The Company has no obligation (contingent or otherwise) to sell any of its shares or any interests therein; and

                  3.4.4 Neither the voting rights attaching to the shares in the capital of the Company nor the relative ownership of shares among any of the Company's stockholders has been altered or changed in contemplation of this Agreement.

         3.5 No Bonus Shares. Except as set forth on Schedule 3.5, none of the shares of stock of the Company was issued pursuant to awards, grants or bonuses.

         3.6 Subsidiaries. Except as set forth on Schedule 3.6, the Company has no Subsidiaries. Except as set forth in Schedule 3.6, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         3.7 Predecessor Status; etc. Set forth in Schedule 3.7 is a listing of all names of all predecessor companies of the Company, including the names of any entities acquired by the Company (by stock purchase, merger, or otherwise) or owned by the Company or from whom the Company previously acquired Material Assets, since January 1, 1994. Except as disclosed on
                  Schedule 3.7, the Company has not been, within such period of time, a Subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

         3.8 Spin-off by the Company. Except as set forth on Schedule 3.8, there has not been any sale, spin-off or split-up of Material Assets of either the Company or any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company ("Affiliates") since January 1, 1994.

         3.9 Financial Statements. Attached hereto as Schedule 3.9 are copies of the following financial statements (the "Company Financial Statements") of the Company: An audited Balance Sheet and Income Statement for the years ending December 31, 1997 (the "1997 Statement") and December 31, 1998 prepared by Arthur Andersen (the "1998 Statement"), the unaudited Balance Sheet and Income Statement for the interim period of January 1, 1999 through the Balance Sheet Date (the "Interim Statement") prepared internally by the Company on the same basis as the 1997 Statement and the 1998 Statement and the unaudited Balance Sheet and Income Statement for the period of June, 1999 (the "June Statement") prepared internally by the Company consistent with the accounting practices with which the Company historically prepared its financial statements prior to preparation by Arthur Andersen of the 1997 Statement and the 1998 Statement. Neither the Interim Statement nor the June Statement discloses any material adverse changes since the immediately preceding statement, and there have not been any material adverse changes since June 30, 1999, nor has there been any increase in borrowings from Citibank, N.A. or any other financial lending institution since June 30, 1999. The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated. The Company Financial Statements present fairly the financial position of the Company as of the dates indicated thereon, and the Company Financial Statements present fairly the results of operations for the periods indicated thereon.

         3.10 Material Liabilities. Except (i) as set forth on Schedule 3.10, (ii) for Liabilities to the extent reflected or reserved against in the Company Financial Statements and (iii) for obligations required by this Agreement, since the Balance Sheet Date the Company has not incurred any Material Liabilities of any kind, other than Liabilities incurred in the Ordinary Course of Business. Schedule 3.10 also includes, in the case of those contingent Material Liabilities related to pending or threatened litigation, or other Material Liabilities which are not fixed or otherwise accrued or reserved, a good faith and reasonable estimate of the maximum amount which may be payable, together with the following information:

                  3.10.1 a summary description of the Material Liability
                         together with the following:

                           (1) copies of all relevant documentation relating thereto;
                           (2) amounts claimed and any other action or relief sought; and
                           (3) name of claimant and all other parties to the claim, suit or proceeding;

                  3.10.2 where applicable, the name of each court or agency before which such claim, suit or proceeding is pending;

                  3.10.3 where applicable, the date such claim, suit or proceeding was instituted; and

                  3.10.4 a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such Material Liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

         3.11 Accounts and Notes Receivable. Schedule 3.11 includes an accurate list of the accounts and notes receivable of the Company, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees, officers and Falk, except for advances for business expenses which do not exceed $5,000 in the aggregate. Also annexed to Schedule 3.11 is:

                  3.11.1 an accurate list of all receivables obtained by the Company subsequent to the Balance Sheet Date and

                  3.11.2 an aging of all accounts and notes receivable showing amounts due in 30 day aging categories.

Such list and such aging report (the "A/R Aging Reports") are accurate as of the end of the calendar month which immediately precedes the Closing Date.

         3.12 Permits and Intangibles; Intellectual Property. The Company holds all licenses, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on its business. Schedule 3.12 contains an accurate list and summary description of all such licenses, permits and other governmental authorizations, including permits, titles (including motor vehicle titles and current registrations), licenses, certificates, trademarks, tradenames, patents, patent applications and copyrights owned or held by the Company (including interests in software or other technology systems, programs and intellectual property other than software generally available in retail markets). To the knowledge of the Company and Falk, (a) the licenses, permits and other governmental authorizations listed on
                  Schedule 3.12 are valid, and (b) the Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, permit or other governmental authorization. The Company has conducted and is conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in the licenses, permits and other governmental authorizations listed on Schedule 3.12 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse

                  Effect on the Company. Except as specifically provided in
                  Schedule 3.12, the transactions contemplated by this Agreement will not result in a material default under or a material breach or violation of, or materially adversely affect the rights and benefits afforded to the Company by, any such licenses, permits or government authorizations. Schedule 3.12 lists and describes in reasonable detail all of the Company's Intellectual Property (other than standard retail "shrink wrap" licenses in the Ordinary Course of Business), and all applications for registrations thereof. There are no claims or demands, and, to the knowledge of the Company and Falk, no reasonable basis for any such claim or demand, of any Person that any of the Company's Intellectual Property or any products or services sold, marketed, distributed, licensed or provided by the Company, is invalid or infringes or conflicts in any way with any Intellectual Property of any other Person. Except as set forth in Schedule 3.12, the Company has taken all steps reasonably necessary to protect its Intellectual Property. The Company owns or has the right to use under valid and assignable licenses all Intellectual Property necessary to conduct its business as presently conducted in all material respects, and the Company is not in default of any obligation of payment or performance under any such licenses. Except as set forth in Schedule 3.12, all of the interests of the Company in its Intellectual Property are free and clear of all Security Interests and other claims, and are not currently being challenged or, to the knowledge of the Company and Falk, infringed in any way or involved in any pending legal or administrative proceedings before any court or governmental agency. The Company has not granted any licenses for the use of any of its Intellectual Property to any third parties which remain in force and, to the Company's and Falk's knowledge, none of its Intellectual Property is being used by any other Person, except in each case, pursuant to end user license granted by the Company in connection with the sale of its products in the Ordinary Course of Business. Except as otherwise specified on Schedule 3.12, the Company is not obligated to pay any royalty to any other Person or entity for the use of any such Person's or entity's Intellectual Property.

         3.13 Environmental Matters. Except as set forth on Schedule 3.13, the Company has, in all material respects, complied with and is in compliance with all material Federal, state, local and, so far as it is required, foreign statutes, laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it or any of its respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws"). The Company has no actual or contingent liability in connection with any Environmental Laws which would have a Material Adverse Effect.

         3.14     Personal Property.  Schedule 3.14 contains an accurate list of

                  3.14.1 all personal property with a value in excess of $10,000 included (or that will be included) in "depreciable plant, property and equipment" on the Company Financial Statements.

                  3.14.2 all other personal property owned by the Company with a value in excess of $10,000 as of the Balance Sheet Date and acquired since the Balance Sheet Date and

                  3.14.3 all leases and agreements in respect of personal property providing for payments of greater than $10,000 per annum,

including, (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, by Falk, employees, officers, , relatives of any of the foregoing, or Affiliates of the Company. Except as set forth on Schedule 3.14,

                  3.14.4 all personal property used by the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 3.14,

                  3.14.5 all of the personal property listed on Schedule 3.14 is in good working order and condition, ordinary wear and tear excepted and

                  3.14.6 all leases and agreements included on Schedule 3.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

         3.15     Significant Customers; Material Contracts and Commitments.
                  Schedule 3.15 contains an accurate list of all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 3.15, means any customer (or person or entity) representing at least $100,000 of the Company's annual gross revenues for the one-year period ending with the Balance Sheet Date. Except to the extent set forth on Schedule 3.15, none of the Company's significant customers have canceled or, to the knowledge of the Company and Falk, are currently attempting or threatening to cancel a contract with the Company, nor have any of the Company's customers conducted an audit of the Company within the two-year period ending with the Balance Sheet Date. Schedule
                  3.15 contains a list of all Material Agreements to which the Company is a party or by which it or any of its properties are bound, other than agreements listed on Schedule 3.10, 3.14.
                  3.16 or 3.18, and in each case the Company has delivered true, complete and correct copies of such agreements to Parent. The Company has complied with all material commitments and obligations pertaining to it, and is not in default in any material respect under any contracts or agreements listed on
                  Schedule 3.15 and no notice of default under any such contract or agreement has been received which default would have a Material Adverse Effect on the Company. Also included in
                  Schedule 3.15 is a summary description of all material plans or projects involving the opening of new operations, expansion of existing operations, or the acquisition of any personal property, business or assets.

         3.16 Real Property. Schedule 3.16 includes an accurate list of all real property owned or leased by the Company as of the Balance Sheet Date and acquired since the Balance Sheet Date, and all other real property, if any, used by the Company in the conduct of its business. The Company has good and insurable title to the real property owned by it, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except as set forth in Schedule 3.16. The Company has delivered true, complete and correct copies of all leases and agreements in respect of real property leased by the Company. Schedule 3.16 indicates which such properties, if any, are currently owned, or were formerly owned, by any Affiliates, by Falk or any employee or officer of the Company, by any relative of any of the foregoing or by any entity that directly, or indirectly through one or more intermediaries, is controlled by any of the foregoing. All of such leases included on Schedule 3.16 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

         3.17     Insurance.  Schedule 3.17 includes

                  3.17.1 an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company; and

                  3.17.2 an accurate list of all insurance loss runs or workers compensation claims received for the past three (3) policy years.

The Company has delivered to Parent true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect. Since January 1, 1994, no insurance carried by the Company has been canceled by the insurer and the Company has not been denied any requested coverage.

         3.18     Compensation; Employment Agreements; Organized Labor Matters .

                  3.18.1 Schedule 3.18 contains an accurate list showing all officers, directors and Key Employees of the Company, listing all employment agreements with such officers, directors and Key Employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of the Balance Sheet Date and the date hereof. The Company has delivered true, complete and correct copies of any employment agreements for persons listed on
                           Schedule 3.18.

                  3.18.2 Except as set forth in Schedule 3.18, since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, Key Employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

                  3.18.3 Except as set forth on Schedule 3.18, the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, no employees of the Company are represented by any labor union or covered by any collective bargaining agreement, no campaign to establish such representation is in progress and there is no pending or, to the best of the Company's and Falk's knowledge, any threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years.

                  3.18.4 Except as set forth in Schedule 3.18, all appropriate notices have been issued under all statutes, regulations and codes of conduct relevant to the relations between the Company and its employees or any recognized trade union, except for notices the absence of which would not have a Material Adverse Effect upon the Company and the Company has maintained adequate and suitable records regarding the service of its employees.

                  3.18.5 Except as set forth in Schedule 3.18, the Company has not entered into any currently effective collective agreement or arrangement (whether legally binding or not) with a trade union, association of trade unions or other body representing any of its employees nor has it done within the two-year period ending with the date hereof any act which might reasonably be construed as recognition of such a union or body.

                  3.18.6 Schedule 3.18 contains a listing of each written agreement and a summary of the terms and conditions of each unwritten agreement pursuant to which any officers, directors and Key Employees and Key Consultants of the Company (and their dependents) are engaged. The summary of unwritten agreements shall include, without limitation, details of all participation, profit sharing, incentive, bonus, commission, share option, medical, permanent health insurance, directors and officers insurance, travel, car and other benefits, arrangements and understandings and whether legally binding upon the Company or not and of all Key Consultant Agreements with the Company which are in place.

                  3.18.7 Except as set forth in Schedule 3.18, since the Balance Sheet Date, there have been no increases in the fringe benefits payable to or changes in the terms of service (other than compensation or bonuses) of any officer, director or Key Employee of the Company.

                  3.18.8 Except as set forth in Schedule 3.18, there is not in existence any contract of employment with officers, directors or employees of the Company (or any contract for services with any individual) which cannot be terminated by three months notice or less or (where such a contract has not been reduced to writing) by reasonable notice without giving rise to a claim for damages or compensation (other than statutory compensation for unfair dismissal).

                  3.18.9 Except as set forth in Schedule 3.18, no promise has been made and the Company is not obliged to increase the fringe benefits payable to or to vary the terms of service of any of its directors, other officers and employees.

                  3.18.10 Except as set forth in Schedule 3.18, there are not any outstanding offers of employment or consultancy made by the Company to any Person who would be a Key Employee or Key Consultant upon acceptance of such offer and there is no one who has accepted an offer of employment or consultancy made by the Company but who has not yet taken up that employment or consultancy.

                  3.18.11 Except as set forth in Schedule 3.18, neither the Company nor any of its employees is involved in any industrial or trade union dispute and there are no facts known to the Company or Falk which might suggest that there may be any trade union or industrial dispute involving the Company or that the disposition of the shares of stock of the Company may lead to any trade union or industrial dispute.

                  3.18.12 Except as set forth in Schedule 3.18, there are no amounts in excess of $500.00 owing or promised to any present or former directors, employees or consultants of the Company other than remuneration accrued or due for reimbursement of business expenses and no directors, employees or consultants of the Company have given or been given notice terminating their contracts of employment or consultancy.

                  3.18.13 Except as set forth in Schedule 3.18, no claim has been made and no liability has been incurred by the Company (a) for breach of any contract of service or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for the actual or proposed termination or suspension of employment or variation of any terms of employment of any present or former employee of the Company or (b) in respect of any payment to be made or benefit to be provided to any present or former director, employee or consultant of the Company in connection with the consummation of the transactions contemplated hereby, or (c) for the breach of or the actual or proposed termination or variation of any contract for services or consultancy agreement for any present or former consultant to the Company.

                  3.18.14 Except as set forth in Schedule 3.18, no gratuitous payment has been made or promised by the Company in connection with the disposition of the shares of stock of the Company or in connection with the actual or proposed termination or suspension of employment or variation of any contract or employment of any present or former director or employee or in connection with the proposed termination or suspension or variation of any contract for services or consultancy agreement.

                  3.18.15 Except as set forth in Schedule 3.18, there are no material claims pending or, to the knowledge of the Company and Falk, threatened against the Company:

                           (i) by a present or former employee, director, consultant or third party, in respect of an accident or injury which is not fully covered by insurance; or

                           (ii) by a present or former employee, director or consultant in relation to his terms and conditions of employment or (as the case may be) consultancy.

                  3.18.16 Except as set forth in Schedule 3.18, the Company has in relation to each of its employees (and so far as relevant to each of its former employees and persons seeking employment) complied with in all material respects:

                           (i) all laws and codes of conduct and practice relevant to the relations between it and its employees, prospective employees or any trade union;

                           (ii) all collective agreements and customs and practices for the time being dealing with the terms and conditions of service of its employees; and

                           (iii) all relevant orders, declarations and awards made under any relevant law or code of conduct and practice affecting the conditions of service of its employees.

                  3.18.17 Except as set forth in Schedule 3.18, no Key Employee has ceased to be employed by the Company (other than through death or retirement at normal retirement age) during the twelve months prior to the date hereof and the Company has no reason to believe that such employees intend or are likely to leave their employment otherwise than through retirement as aforesaid within the twelve months following the Closing Date.

                  3.18.18 Except as set forth in Schedule 3.18, there are no agreements, arrangements or schemes in operation by or in relation to the Company pursuant to which any of its employees or officers and/or former employees or officers and/or their relatives and dependents is entitled to shares or a commission or remuneration of any kind calculated by reference in whole or in part to revenues, profits or sales.

                  3.18.19 Except as set forth in Schedule 3.18, there is no liability whatsoever to make payment to or for the benefit of any director or employee or ex-director or ex-employee or the wife or widow or any other relative of any director, ex-director, employee or ex-employee of the Company in respect of past service, retirement, death or disability by way of pension contribution, pension, retirement benefit lump sum, gratuity or otherwise.

                  3.18.20 Except as set forth in Schedule 3.18, the Company has not within a period of one year preceding the date of this Agreement started consultations with any independent trade union or association of unions.

         3.19 Employee Plans. Schedule 3.19 contains an accurate list and summary of all employee benefit plans (the "Plans") maintained by the Company ( or any member of the Company's Controlled Group) or to which the Company or any member of its Controlled Group contributes or is obligated to contribute, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements. The Company has delivered true, complete and correct copies of each of the Plans and any agreements or trusts related thereto. Except for the Plans, the Company does not sponsor, maintain or contribute to any plan, program, fund or arrangement that constitutes an "employee pension benefit plan," nor has the Company any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in
                  Section 3(2) of ERISA and the term "Controlled Group" shall mean the Company and each other corporation or other entity aggregated within the Company under the provisions of Section 414(b), (c), (m) or (o) of the Code. The Company has not sponsored, maintained or contributed to any employee pension benefit plan other than the Plans, nor is the Company required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of Company's employees. The Company is not now, nor can it as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation (the "PBGC") or to any multi-employer employee pension benefit plan under the provisions of Title IV of ERISA. All Plans and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations. All accrued contribution obligations of the Company with respect to any Plan have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Balance Sheet Date.

         3.20 Compliance with ERISA. All the Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and true, correct and complete copies of such determination letters have been delivered to Parent by the Company. All reports and other documents required to be filed with any governmental agency or distributed to Plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and true, correct and complete copies thereof have been delivered by the Company. Neither the Company nor any Plan has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred an accumulated funding deficiency (whether or not waived), as defined in Section 412(a) of the Code and Section 302(l) of ERISA; and the Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the PBGC. The Company further represents that: there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without notice to and approval by the Internal Revenue Service; no Plan subject to the provisions of Title IV of ERISA has been terminated; there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan; neither the Company nor any member of its Controlled Group has incurred liability under Sections 4062 or 4069 of ERISA; and no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multi-employer plan or penalty, or payment of any such liability) with respect to any plan maintained by any member of the Controlled Group. The Company is not subject to any legal, contractual, equitable, or other obligation to (i) establish as of any date any employee benefit plan of any nature, including, without limitation, any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice or (ii) continue any employee benefit plan of any nature, including, without limitation any employee benefit or any other pension, profit sharing , welfare, or post-retirement welfare, plan, or any stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice (or to continue their participation in any such benefit plan, policy or practice) on or after the Closing Date; and (b) the Company may, in any manner, and without the consent of any employee, beneficiary or other person, terminate, modify or amend any such employee benefit plan or any other plan, program or practice (or its participation in such employee benefit plan or any other plan, program or practice) effective as of any date before, on or after the Closing Date, subject to any right which may have vested under any such plan, program or practice.

         3.21 Conformity with Law; Litigation. Except to the extent set forth on Schedule 3.10 or 3.13, the Company is not in violation or contravention of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company which would have a Material Adverse Effect; and except to the extent set forth on Schedule 3.10 or 3.13, there are no material claims, actions, suits or proceedings, commenced or, to the knowledge of the Company and Falk, threatened, against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company and no notice of any material claim, action, suit or proceeding, whether pending or threatened, has been received. The Company has conducted and is conducting its business in compliance, in all material respects, with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including all such permits, licenses, orders and other governmental approvals set forth on Schedules 3.12 and 3.13, and is not in violation of any of the foregoing which might have a Material Adverse Effect.

         3.22 Taxes. Except to the extent reflected or reserved against in the Company Financial Statements, full details of every matter or circumstance which (whether of itself or by reason of any connection with any other one or more transaction or events) will or may give rise to any liability to taxation for which the Company is or will or may become liable is contained in Schedule 3.22 and the following warranties are without prejudice to the generality of the foregoing. Except as set forth in Schedule 3.22:

                  3.22.1 The Company's maintains its books and records and reports its income for Tax purposes on the accrual basis of accounting, and its methods of accounting have not changed in the past five years. The Company's methods of accounting may have to be changed to reflect the changes in the accounting methods reflected in the Company's Financial Statements and any financial statement to be prepared for the period July 1, 1999 through July 29, 1999 as required by Arthur Andersen from the methods of accounting reflected in the prior financial statements of the Company as prepared by the Company's certified public accountants.

                  3.22.2 There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed on or prior to the date hereof. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon. In particular, the foregoing returns are not subject to penalties under section 6662 of the Code, relating to
                           accuracy-related penalties (or any corresponding provision of the state, local or foreign Tax law). An extension of time within which to file any Return which has not been filed has not been requested or granted.

                  3.22.3 With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is or could be liable, with respect to all taxable periods or portions of periods ending on or before the Balance Sheet Date, all applicable tax laws and agreements have been complied with in all material respects, and all such amounts required to be paid by the Company to taxing authorities in respect of all periods ending on or before the Balance Sheet Date have been paid.

                  3.22.4 No issues have been raised (and are currently pending) by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns for any taxable years for which the statute of limitations has not yet expired have been given by or requested from the Company. Schedule 3.22 sets forth (with respect to taxable years for which the statute of limitations has not yet expired, either by reason of waiver or otherwise) those years for which examinations have been completed, those years for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required Returns have not yet been filed. Except to the extent shown on Schedule 3.22, all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the Company Financial Statements or are being contested and an adequate reserve therefor has been established and is fully reflected in the Financial Statements of the Company.

                  3.22.5 There are no outstanding liens for Taxes upon the assets of the Company.

                  3.22.6 The Company has never been a member of an affiliated group of corporations, within the meaning of section 1504 of the Code.

                  3.22.7 All material elections with respect to Taxes affecting the Company as of the date hereof are set forth in Schedule 3.22. Schedule 3.22 sets forth the date the Company commenced operations.

                  3.22.8 The Company has not filed a consent pursuant to the collapsible corporation provisions of section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law) or agreed to have section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income Tax law) apply to any disposition of any asset owned by it.

                  3.22.9 None of the assets of the Company is property which the Company is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code.

                  3.22.10 None of the assets of the Company directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code.

                  3.22.11 None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  3.22.12 The Company has not participated in an international boycott within the meaning of section 999 of the Code.

                  3.22.13 The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code.

                  3.22.14 The Company is not, and has not been a United States real property holding corporation (as defined in section 897(c)((2) of the Code) during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

                  3.22.15 The transaction contemplated herein is not subject to the tax withholding provisions of Code section 3406, or of subchapter A of Chapter 3 of the Code or of any other provision of law.

                  3.22.16 The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

                  3.22.17 Except as set forth in Schedule 3.22, the Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

                  3.22.18 The Company's election to be treated as an S Corporation has been in effect since its date of incorporation until July 29, 1999, which is the date which is one day prior to the date upon which Falk conveyed a portion of his Company Stock to the Defined Contribution Trust. The execution of this Agreement and the effectuation of the transactions contemplated hereby will not cause the Company to incur or be subjected to any Taxes by reason thereof.

         3.23 No Violations. Neither the Company nor, to the knowledge of the Company and Falk, any other party thereto, is in default in any material respect under any lease, instrument, agreement, license, or permit set forth on Schedule 3.12, 3.13, 3.14, 3.15, 3.16 or 3.18, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"). Except as set forth in
                  Schedule 3.23,

                  3.23.1 The rights and benefits of the Company under the Material Documents will not be materially adversely affected by the transactions contemplated hereby;

                  3.23.2 The execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a material default under, any of the terms or provisions of the Material Documents or the Company's certificate of incorporation or by-laws, as the case may be;

                  3.23.3 None of the Material Documents requires notice to or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect; and

                  3.23.4 Consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit.

Except as set forth on Schedule 3.23, none of the Material Documents prohibits the use or publication by Parent or any of its Subsidiaries of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Company from freely providing services to any other customer or potential customer of the Company, Parent, or any of their respective Subsidiaries.

         3.24 Government Contracts. Except as set forth on Schedule 3.24, the Company is not now a party to any governmental contract subject to price redetermination or renegotiation.

         3.25 Absence of Changes. Since the Balance Sheet Date, except as set forth on Schedule 3.25, there has not been:

                  3.25.1 any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the Company;

                  3.25.2 any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

                  3.25.3 any change in the authorized capital of the Company or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  3.25.4 any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition or cancellation of any of the capital stock of the Company;

                  3.25.5 any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

                  3.25.6 any work interruptions, labor grievances or claims filed, or any other event or condition causing a Material Adverse Effect to the Company;

                  3.25.7 any sale or transfer, or any agreement to sell or transfer, any Material Assets, property or rights of the Company to any Person;

                  3.25.8 any cancellation, or agreement to cancel, any material indebtedness or other obligation owing to the Company;

                  3.25.9 any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights, other than sales of inventory in the Ordinary Course of Business;

                  3.25.10 any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;

                  3.25.11 any waiver of any material rights or claims of the Company;

                  3.25.12 any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party;

                  3.25.13 any transaction by the Company outside the ordinary course of its businesses;

                  3.25.14 any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date; or

                  3.25.15 any other distribution to or for the benefit of any of the Company Stockholders of property or assets by the Company.

         3.26 Deposit Accounts; Powers of Attorney. Schedule 3.26 contains an accurate schedule as of the date of the Agreement of:

                  3.26.1 the name of each financial institution in which the Company has accounts or safe deposit boxes;

                  3.26.2   the names in which the accounts or boxes are held;

                  3.26.3   the type of account and account number; and

                  3.26.4 the name of each person authorized to draw thereon or have access thereto.

Schedule 3.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         3.27 Brokers and Agents. Except as disclosed on Schedule 3.27, the Company did not employ any broker or agent in connection with this transaction.

         3.28 Relations with Governments. The Company has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect in any jurisdiction.

         3.29 Disclosure. No representation or warranty by the Company made in this Agreement and no statement made in any certificate, financial statement, exhibit or schedule made a part hereof is false or misleading in any material respect or knowingly omits to state any fact necessary to make any such representation or statement not misleading in any way which would materially affect the Company's business. There is no fact known to the Company or Falk, and neither the Company nor Falk has any reason to know of any fact, which materially adversely affects the Company's business or the value of its business and which has not been set forth in this Agreement or an exhibit or schedule hereto.

         3.30 Authority. The Company has the full legal right, power and authority to enter into this Agreement.

         3.31 Validity of Obligations. The execution and delivery of this Agreement by the Company and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company. This Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors= rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

         3.32 Year 2000. The Company has conducted discussions with outside consultants, has taken all commercially reasonable steps in order to cause all Date Data and Date-Sensitive Systems owned or used by the Company to be Year 2000 Compliant. All such Date Data and Date-Sensitive Systems are, as of the date hereof, Year 2000 Compliant, except where any failure to be Year 2000 Compliant will not have a Material Adverse Effect on the business of the Company as currently conducted. Without making independent inquiry, the Company is not aware that any of its customers or suppliers or any other Person with which the Company conducts business expects to encounter problems with Year 2000 Compliance that may have a Material Adverse Effect on the business of the Company as currently conducted. For purposes of this Section, "Date Data" means any data of any kind that includes date information or which is otherwise derived from, dependent on or related to date information; "Date-Sensitive System" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is for internal or external use, for sale, lease, license, assignment or other provision, or the provision or operation of which provides a benefit to customers, vendors, suppliers, Affiliates or any other party; and "Year 2000 Compliant" means (1) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (2) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality or performance, including, without limitation, calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations).

         3.33 Officer Loans. All loans to officers have been repaid to the Company.

         3.34 Marketable Securities. The Company has sold and converted to cash or has distributed to its stockholders all marketable securities which it owned as of the Balance Sheet Date or which it may have acquired since the Balance Sheet Date.

4        Representations of Parent.

         Parent represents and warrants that all of the following representations and warranties in this Section 4 are true at the date of this Agreement. All such representations and warranties shall survive the Closing Date for a period of three (3) years, except that all representations and warranties with respect to Taxes shall survive for a period from the Closing Date until ninety (90) days following the expiration of any statute of limitations for the assessment and collection of such Taxes (the last day of the applicable period being referred to hereinafter as the "Expiration Date").

         4.1 Due Organization. Parent and Acquisition are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their formation, and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a Material Adverse Effect; provided, however, Acquisition is not yet authorized to do business in the State of New York and covenants to do so immediately after the Merger. Acquisition is a newly formed, wholly owned Subsidiary of Parent and has no liabilities of any kind except for liabilities being assumed pursuant to the Merger and any liabilities and obligations under this Agreement.

         4.2 Capital Stock of Parent. The authorized capital stock of Parent and Acquisition is as set forth in Schedule 4.2. All of the issued and outstanding shares of the capital stock of Parent and Acquisition have been duly authorized and validly issued, and are fully paid and non-assessable. Such shares were offered, issued, sold and delivered by Parent in compliance with all applicable state and Federal laws concerning the issuance of securities. All shares of Parent to be issued pursuant to the Merger are validly authorized, fully paid and non-assessable.

         4.3 Conformity with Law; Litigation. Parent and Acquisition are not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over them which would have a Material Adverse Effect; and there are no material claims, actions, suits or proceedings pending or, to the knowledge of Parent, threatened against or affecting Parent or Acquisition, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Parent and Acquisition are not in violation of their certificate of incorporation, by-laws or any other corporate governing instrument.

         4.4 Validity of Obligations. The execution and delivery of this Agreement by Parent and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of Parent. This Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of Parent, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

         4.5 SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         4.6 Absence of Changes. Except as set forth in Schedule 4.6, since the date of the

                  3/31/99 10Q, Parent has not incurred any liabilities or obligations and there has not been any change in the capital stock of, or any incurrence of long-term debt by, Parent, or any issuance of options, warrants or other rights to purchase the capital stock of Parent, or any adverse change or any development involving, so far as Parent can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of Parent, and Parent has not become a party to, and neither the business nor the property of Parent has become the subject of, any material litigation.

         4.7 Non-Defaults; Non-Contravention. Parent and Acquisition are not in violation of or default under, nor will the execution and delivery of this Agreement or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation (i) under their Certificate of Incorporation or By-laws, or any indenture, mortgage, contract, material purchase order or other agreement or instrument to which Parent or Acquisition is a party or by which it or any of its properties are bound or affected or
                  (ii) with respect to any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a Material Adverse Effect on the business, financial condition or prospects of Parent or Acquisition. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, result in a breach of, conflict with or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under or accelerate performance under any contract, agreement, instrument, lease, license, arrangement or understanding or violate, result in a breach of or conflict with any law, rule, regulation, order, judgment or decree binding on Parent or Acquisition, or to which its operations, business or proposed business, properties or assets are subject.

         4.8 Taxes. Parent and Acquisition have filed all Federal, state, local and foreign tax returns which are required to be filed by them and all such returns are true and correct in all material respects. Parent and Acquisition have paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. Parent and Acquisition have properly accrued all taxes required to be accrued. The tax returns of Parent and Acquisition have never been audited by any state, local or Federal authorities. Parent and Acquisition have not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

         4.9 Authorization of Agreements. Parent has all the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated by such agreements. All necessary corporate proceedings of Parent have been duly taken to authorize the execution, delivery and performance by Parent of such agreements. This Agreement has been duly authorized, executed and delivered by the Board of Directors of Parent, is the legal, valid and binding obligations of Parent, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. No consent, authorization, approval, order, license, certificate or permit of or from, or registration, qualification, declaration or filing with, any Federal, state, local, foreign or other governmental authority or any court or other tribunal is required by Parent for the execution, delivery or performance by Parent of this Agreement or the consummation of the transactions contemplated hereby. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which Parent is a party or to which any of its properties or assets are subject is required for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.10 Disclosure. No representation or warranty by Parent made in this Agreement and no statement made in any certificate, financial statement, exhibit or schedule made a part hereof is false or misleading in any material respect or knowingly omits to state any fact necessary to make any such representation or statement not misleading in any way which would materially affect Parent's business. There is no fact known to Parent, and Parent has no reason to know of any fact, which materially adversely affects its business and which has not been set forth in this Agreement or an exhibit or schedule hereto.

5        Closing Deliveries.

         In addition to the surrender and exchange of stock certificates pursuant to the Merger, the delivery of consideration as set forth in Section 2 and the execution and delivery of all documents necessary to effectuate the Merger, the following are being delivered simultaneously herewith:

         5.1 Opinions of Counsel. The Company and Falk are delivering to Parent, and Parent is delivering to Falk, opinions of their respective counsel.

         5.2      Consents and Approvals. Except as otherwise set forth in
                  Schedule 3.23, all necessary consents of and filings with any governmental authority or agency or any third party relating to the consummation of the transaction contemplated herein have been obtained and made, and copies thereof have been delivered by the respective party obtaining same.

         5.3 Employment and Non-Competition Agreements. Acquisition and the Designated Key Employees have executed and delivered to one another Employment and Non-Competition Agreements.

         5.4 Verification of Payment of Taxes; Good Standing. The Company has provided to Parent proof of payment of all Taxes by the Company and a Certificate of Good Standing of the Company in the State of Delaware, dated not earlier than thirty (30) days prior to the date hereof.

         5.5 Securities Act Representations and Code Section 83(b) by Beneficiaries of Defined Contribution Plan and Trust. The Company is providing to the Parent Securities Act representations and covenants, consistent with those set forth in Section 8, by the Defined Contribution Plan and Trust and by all of the beneficiaries of the Defined Contribution Plan and Trust, as well as copies of Code Section 83(b) elections executed by each of such beneficiaries.

         5.6 Corporate Minutes of the Company. The Company is delivering a certified copy of minutes of a shareholder meeting dated July 29, 1999, providing, among other things, (a) authorization of the execution of this Agreement and consummation of the transactions contemplated hereby, (b) declaration of compensation to Falk for the period commencing January 1, 1999 and concluding July 31, 1999 in the amount of $729,167, (c) declaration of the S Distribution to Falk and the Trust and
                  (d) approval by the shareholders of all employee compensation in such manner as will prevent the application of Code section 280G to cause any of such compensation to be treated as an excess parachute payment. The "S Distribution" means a distribution to Falk and the Trust with respect to their stock in the Company equal to (x) the amount by which total stockholders equity (net worth) of the Company as at July 29, 1999 exceeds $500,000, minus (y) distributions previously made to the Company Stockholders with respect to total stockholders equity which have not already been reflected as reductions thereof. Total stockholders equity shall not be reduced for any compensation related deduction for contributions made to the Defined Contribution Plan and Trust. The minutes delivered simultaneously herewith provide for a tentative calculation of the S Distribution, based on the Interim Statement, in the amount of $3,690,000. Subsequent to the Closing Date, the estimated calculation of the amount of the S Distribution will be adjusted up or down to actual, based on financials of the Company as of the Closing Date. The Parent will cause the S Distribution, as adjusted, to be paid to Falk and the Trust by Acquisition, without interest, not later than July 27, 2000; provided, however, that Falk and the Trust may, at their election, compel faster distributions of the S Distribution on a quarterly basis to the extent that Acquisition has EBITDA since the Closing Date. The computation of the S Distribution shall be made by the Parent causing Arthur Andersen to prepare financial statements for the Company through July 31, 1999, and such financial statements shall be pro-rated through July 29, 1999 for purposes of computation of the S Distribution. In the event of any dispute related to the computation of the S Distribution, the procedures of Section 2.2(a)(viii) shall be used to resolve the dispute.

6        Post-Closing Covenants.

         6.1 Board of Directors of Parent. Falk shall become a member of the Board of Directors and the Executive Committee of Parent. Falk shall become a director of Acquisition and shall remain so during the Earn-Out Period.

         6.2 Preservation of Tax and Accounting Treatment. Parent shall not and shall not permit any of its Subsidiaries to undertake any act that would jeopardize the tax-free status of the Merger.

         6.3 Operation of Acquisition. During the Earn-Out Period and subject to the terms of Falk's employment agreement with Acquisition which is being executed and delivered simultaneously herewith, (i) Falk shall remain the President and Chief Executive Officer of Acquisition, (ii) Falk shall manage the operations of Acquisition, including but not limited to the hiring and firing of employees and consultants,
                  (iii) Parent shall not cause any other entity to be merged with or combined with Acquisition, (iv) Parent shall not cause substantially all the assets of Acquisition to be sold, (v) Acquisition shall be run as an independent and separate entity from Parent and all other Affiliates and Subsidiaries of Parent (vi) neither Acquisition nor Parent shall pay any compensation (including without limitation any stock or stock options of Parent or Acquisition) to any employee of Acquisition without the approval of Falk and (vii) Acquisition shall not make and Parent shall not cause Acquisition to make any distributions to Parent. Notwithstanding the foregoing:

                  6.3.1 If Parent determines that any product representation by Acquisition conflicts with any product representation by Parent or any of its Affiliates or Subsidiaries, then Parent may notify Falk in writing of such conflict. Upon any such notification, Acquisition shall cease to provide such product representation.

                  6.3.2 If Parent determines that it is in Parent's best interest to make any dividend or distribution from Acquisition to Parent, it may do so; provided that Parent shall ensure that Acquisition retains sufficient working capital to maintain its operations, as determined in Parent's reasonable discretion; and provided, further, that Falk shall be relieved of his special indemnification obligation under Section 7.2 if and to the extent that borrowings to finance Acquisition's operations are caused by any such dividend or distribution. Parent guarantees payment to Falk of the S Distribution to the extent of any such dividend or distribution made on or before July 27, 2000.

                  6.3.3    None of the restrictions described in this Section
                           6.3 shall be construed to impose any limitations on the business or operations of Parent, including without limitation any transactions involving a merger or consolidation by Parent or any transactions involving the sale by Parent of any of its assets or capital stock.

         6.4 Tax Returns of Company. Falk shall be responsible for filing all Tax Returns of Company for all taxable periods ending on or before the Closing Date. Falk shall have the right, subject to his indemnification obligations, to defend any audit with respect to any of such taxable periods. At least thirty (30) business days prior to filing, Falk shall submit each of such Tax Returns to Parent for review and comment. All of such Tax Returns shall be prepared and filed in a manner consistent with the Company Financial Statements prepared by Arthur Andersen, including but not limited to the manner of revenue recognition set forth therein. Neither Acquisition nor Parent shall make any Tax election, consent or compromise with respect to any of such periods without the consent of Falk. Parent shall make the books and records of the Company for all periods prior to the Closing Date available to Falk, at reasonable times and upon reasonable advance notice, for purposes of preparing and filing Tax Returns for such periods.

         6.5 Employee Benefits. The Company's Profit Sharing Plan shall be frozen, but participants thereunder shall continue to vest in accordance with the terms of the plan. The Company's 401(k) Plan shall be merged into Parent's 401(k) Plan, and the Company's employees shall be provided with past service credit to the extent permitted by law. The Defined Contribution Plan and Trust shall not be amended and shall remain in full force and effect for the period set forth therein, except amendments may be made as required by law or which do not reduce the rights of any beneficiary thereof. The beneficiaries of the Defined Contribution Plan and Trust shall be considered third party beneficiaries of this Agreement for the purposes of enforcing the immediately preceding sentence.

         6.6 Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

         6.7 S Corporation Distributions. Acquisition shall pay to Falk the S Distribution in the manner described in the corporate minutes of the Company, referred to in Section 5.6.

7 Indemnification. No claim for breach of warranty or representation may be made unless written notice identifying the relevant breach of warranty is given not later than the Expiration Date. Any payment pursuant to any indemnification hereunder shall be treated as an adjustment to the Merger Price and shall not affect EBITDA. A party providing a warranty will be released from any breach if the terms of that breach are not settled or proceedings commenced in a court of competent jurisdiction within six (6) months following the giving of such written notice. The Company, Falk, the Trust and Parent each make the following covenants that are applicable to them, respectively:

         7.1 General Indemnification by the Trust and Falk. The Trust and Falk jointly and severally covenant and agree that they will indemnify, defend, protect and hold harmless Parent and Acquisition for the period of time described above in this
                  Section 11 from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by Parent or Acquisition as a result of or arising from:

                  7.1.1 any breach of the representations and warranties of the Company, Falk or the Trust set forth herein or on the Disclosure Schedules or certificates delivered in connection herewith,

                  7.1.2 any breach of any covenant or agreement on the part of Falk, the Trust or the Company under this Agreement,

                  7.1.3 any representation or warranty relating to the right, authority or capacity of Falk, the Trust or the Company to enter into and consummate the terms of this Agreement, and

                  7.1.4 any claim made by any of the Company Stockholders (other than Falk or the Trust) related to or with respect to the Merger, this Agreement, or any of the transactions contemplated hereby.

                  Any indemnification obligation of the Trust and Falk hereunder shall be reduced to the extent (a) Acquisition or the Parent receive insurance proceeds with respect to any claim or (b) Acquisition or the Parent realizes a reduction in taxes with respect to any claim. In the even that any reduction in taxes is to be realized over time (e.g., by way of depreciation or amortization) then such reduction shall be measured by calculating the present value thereof, utilizing a discount rate equal to the prevailing rate at which Parent then borrows money.

         7.2 Special Limited Indemnification by Falk. During the Earn-Out Period and subject to Section 6.3.2, Falk will indemnify and pay to Acquisition, upon demand by Parent, any and all interest payments made or incurred by Acquisition, Parent or any of their respective Affiliates or Subsidiaries as a result of borrowings to finance Acquisition's operations.

         7.3 Indemnification by Parent and Acquisition. Parent and Acquisition jointly and severally covenant and agree that they will indemnify, defend, protect and hold harmless the Company Stockholders for the period of time described above in this Section 7 from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys, fees and expenses of investigation) incurred by the Company Stockholders as a result of or arising from:

                  7.3.1 any breach by Parent or Acquisition of their representations and warranties set forth herein or on the Disclosure Schedules or certificates attached hereto,

                  7.3.2 any breach of any covenant or agreement on the part of Parent or Acquisition under this Agreement,

                  7.3.3 any representation or warranty relating to Parent's or Acquisition's right, authority or capacity to enter into and consummate the terms of this Agreement, and

                  7.3.4 any personal guarantee which Falk may have made with respect to any obligation of the Company.

         7.4 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 7.1 or 7.3 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding or any other proceeding to the extent that relief other than the payment of money is sought, without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party shall reimburse the Indemnified Party for the reasonable expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except as set forth in the preceding sentence and to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

         7.5      Exclusive Remedy. The indemnification provided for in this
                  Section 7 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

         7.6      Limitations on Indemnification.

                  7.6.1 Except for the obligation in 7.2 herein, the Parent shall not assert any claim for indemnification hereunder until such time as, and solely to the extent that, the aggregate of all claims which Parent may have shall exceed $50,000 (the "Indemnification Threshold"). Furthermore, the aggregate amount of any indemnification in favor of Parent and/or Acquisition shall not exceed the Merger Price.

                  7.6.2 No Company Stockholder shall assert any claim for indemnification hereunder against Parent until such time as, and solely to the extent that, the aggregate of all claims all the Company Stockholders may have against Parent shall exceed the Indemnification Threshold.

                  7.6.3 No person shall be entitled to indemnification under this Section 7 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

         7.7 Offset and Collection by Parent or Acquisition. In the event of any claim for indemnification by Parent or Acquisition hereunder, Parent shall first offset the amount claimed against any additional payment which it would otherwise be required to make on the next succeeding date for making any such additional payment, as provided in Section 2.2(a). Any such offset shall by applied to the aggregate additional payment which is then payable to all of the Company Stockholders on such date. If and to the extent that such additional payment exceeds the amount to be offset, then the excess shall be paid on the date provided in Section 2.2(a) to all of the Company Stockholders in proportion to their relative ownership of Company Stock as set forth in Schedule
                  3.3. If and to the extent that such additional payment is less than the amount of the claim made by Parent or Acquisition, then the entire amount of such additional payment shall be used to partially offset the claim, and Parent or Acquisition may proceed to collect the difference from Falk and/or the Trust.

8 Federal Securities Act Representations; Compliance with Law. Falk and the Company acknowledge that the shares of Parent Stock to be delivered to the Company Stockholders pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The Parent Stock to be acquired by the Company Stockholders pursuant to this Agreement is being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. Falk and the Company covenant, warrant and represent that none of the shares of Parent Stock issued to the Company Stockholders may be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All the Parent Stock shall bear the following legend: THE

         SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAWS.

9        Registration Rights.

         9.1 Piggyback Registration Rights. At any time commencing six (6) months following the Closing Date, whenever Parent proposes to register any Parent Stock for its own or others' account under the 1933 Act for a public offering, other than any registration of shares to be used as consideration for acquisitions of additional businesses by Parent (shelf or otherwise), registrations relating to employee benefit plans, or any other form of registration statement not generally available for securities for sale to the public, Parent shall give the Company Stockholders and any beneficiary of the Defined Contribution Plan and Trust (collectively the "Registration Stockholders") prompt written notice of its intent to do so. Upon the written request of any Registration Stockholder given within five (5) days after receipt of such notice, Parent shall cause to be included in such registration all of the Parent Stock issued to such Registration Stockholder pursuant to this Agreement which such Registration Stockholder requests. Parent shall have the right to refuse to permit all or reduce the number of shares included in such registration if and to the extent Parent is advised by the underwriters of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 9.1 that the number of shares to be sold by persons other than Parent is greater than the number of such shares which can be offered without adversely affecting the offering. Any such reduction shall be made pro rata based on the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by the underwriters.

         9.2 Registration Procedures. All expenses incurred in connection with the registrations under this Article (including all registration, filing, qualification, legal, printer and accounting fees) shall be borne by Parent (other than underwriting commissions and discounts, fees of the Registration Stockholders' counsel and transfer taxes). In connection with registrations under Section 9.1, Parent shall use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the Parent Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 90 days (or such shorter period during which holders shall have sold all Parent Stock which they requested to be registered); use its best efforts to register and qualify the Parent Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the Parent Stock; and take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder. Notwithstanding the terms of this

                  Section 9, the Parent may elect at any time after the giving of notice to the Registration Stockholders not to file the proposed registration statement, or to withdraw the same after filing.

         9.3 Underwriting Agreement. In connection with each registration pursuant to Section 9.1 covering an underwritten public offering, Parent and each Registration Stockholder agree to enter into a written agreement with the underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between the underwriter and companies of Parent's size and investment stature, including indemnification.

         9.4 Availability of Rule 144. Parent shall not be obligated to register shares of Parent Stock held by a Registration Stockholder at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to such Registration Stockholder.

10 Referral Fees. Following the Effective Date, in the event that the Parent or Acquisition refer new business to one another, EBITDA for purposes of the earn-out calculation of the Contingent Payments shall be adjusted (the "Client Referral Adjustment") by calculating a deemed referral fee paid to the referring entity by the other. The amount of the deemed referral fee shall be five (5%) percent of the Net Fee Revenues derived from said referral during the first twelve (12) month period following the date of the referral (the "Referral Date") and two and one-half (2.5%) percent of the Net Fee Revenues derived from said referral during the next successive twelve (12) month period. The deemed referral fee for the first twelve-month period shall be applied to the EBITDA calculation for the calendar year in which the Referral Date falls by multiplying such referral fee by a fraction, the numerator of which shall be the number of days from the Referral Date through December 31 of such calendar year and the denominator of which shall be three hundred sixty-five (365), and the balance of such referral fee shall be applied to the EBITDA calculation for the next succeeding calendar year. The deemed referral fee for the next twelve (12) month period shall be allocated to EBITDA in the same manner.

11 Loss of Revenue by Company as a Result of Client Conflict With Parent. In the event that on or after the Closing Date the Parent requests pursuant to Section
6.3 that Acquisition ceases to represent a client with respect to a product by reason of a conflict with the product of another client represented by the Parent or any of its Affiliates or Subsidiaries, then Acquisition shall cease to represent such client with respect to such product. If Acquisition ceases to represent a client pursuant to such a request by Parent, or if any client of Acquisition notifies Acquisition in writing that it is terminating Acquisition's representation of the client with respect to a product because the client believes that there is a conflict with the product of another client represented by the Parent or any of its Affiliates or Subsidiaries, then a "Client Termination Event" shall be deemed to have occurred. Upon any Client Termination Event, EBITDA shall be increased (the "Client Conflict Adjustment") in the first twelve (12) month period following the date that revenue ceases (the "Revenue Cessation Date") by reason of a Client Termination Event by fifty (50%) percent of the Base Net Fee Revenue and in the next successive twelve (12) month period by twenty (20%) percent of the Base Net Fee Revenue. The deemed increase in EBITDA for the first twelve-month period shall be applied to the EBITDA calculation for the calendar year in which the Revenue Cessation Date falls by multiplying such deemed increase by a fraction, the numerator of which shall be the number of days from the Revenue Cessation Date through December 31 of such calendar year and the denominator of which shall be three hundred sixty-five (365), and the balance of such deemed increase shall be applied to the EBITDA calculation for the next succeeding calendar year. The deemed increase in EBITDA for the next twelve (12) month period shall be allocated to EBITDA in the same manner.

 .

12       General.

         12.1 Cooperation. The Company and Parent shall each deliver or cause to be delivered to the other at such times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement.

         12.2 Successors and Assigns. Neither Spencer, the Trust nor any of the Company Stockholders may assign any of their rights or obligations under this Agreement without the consent of Parent, including without limitation any rights to Contingent Payments. Neither Parent nor Acquisition may assign any of their respective rights or obligations under this Agreement except to an Affiliate, Subsidiary, or a purchaser of substantially all of the assets of Parent or Acquisition (subject to the restriction against sale of assets of Acquisition contained in Section 6.3(iv)), which Affiliate, Subsidiary or purchaser agrees in writing to be bound by the terms of this Agreement; and upon any such assignment, the assignee shall be primarily liable for the obligations assigned but the assignor shall not be relieved of liability unless so agreed by Falk. Except as set forth herein, this Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, legal representatives and permitted assigns.

         12.3 Entire Agreement. This Agreement and the Addendum hereto dated of even date herewith (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Company and Parent and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all the signatories hereto (in the case of a corporate party, acting through their respective officers, duly authorized by their respective Boards of Directors).

         12.4 Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same-instrument.

         12.5 Expenses. Each party will be responsible for the payment of its respective expenses and professional fees incurred in connection with and allocable to the negotiation and preparation of this Agreement as well as the consummation of the transactions contemplated hereby. Falk and the Trust covenant and agree to cause the Company to pay or accrue all of such expenses on or prior to the Closing Date.

         12.6 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

                  If to Parent:
                                    Healthworld Corporation
                                    100 Avenue of the Americas
                                    New York, New York  10013-1687
                                    Attn:  Chief Executive Officer

                  With copies to:
                                    Todtman, Nachamie, Spizz & Johns, P.C.
                                    425 Park Avenue
                                    New York, New York  10022
                                    Attn: Alex Spizz, Esq.

                  If to the Company, the Trust or Falk:
                                    Spencer Falk,
                                    Chief Executive Officer
                                    Falk Communications Inc.
                                    43 West 23rd Street,
                                    3rd Floor
                                    New York, NY  10010-4203

                  With copies to:
                                    Richard Rodman, Esq.
                                    Hall, Dickler, Kent, Friedman & Wood
                                    909 Third Avenue
                                    New York, NY 10022

                  or to such other address or counsel as any party hereto shall specify pursuant to this Section 12.6 from time to time.

         12.7 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to any requirements thereof which might otherwise cause the application of the law of another jurisdiction, and the parties consent to New York as the exclusive venue for resolving any and all disputes that may arise concerning this Agreement.

         12.8 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         12.9     Time.  Time is of the essence with respect to this Agreement.

         12.10 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         12.11 No Third Party Rights or Remedies. This Agreement is not intended to benefit or to afford any rights or remedies to any Persons who are not parties to this Agreement except for (a) whatever rights that Company Stockholders may have pursuant to the Merger, (b) registration rights of the Registration Stockholders set forth in Section 9 and (c) rights of the beneficiaries of the Defined Contribution Plan and Trust pursuant to Section 6.5.

         12.12 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         12.13 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only by mutual consent of all the signatories hereto.

         12.14 Attorneys' Fees. In the event of any controversy, claim or dispute between the parties affecting or relating to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses, including, without limitation, reasonable attorneys' fees. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in the following: (1) arbitration and mediation proceedings in addition to trial,
                  (2) pre-trial; (3) trial; (4) appeals; (5) post-judgment motions; (6) contempt proceedings; (7) garnishment, levy and debtor and third party examinations; (8) discovery; and (9) bankruptcy litigation. The provisions of this Section shall survive termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                  HEALTHWORLD CORPORATION. ("Parent")


                  By:  /s/ Stuart Diamond
                     --------------------------------------

                  HC-FALK ACQUISITION CORP. ("Acquisition")


                  By:  /s/ Spencer Falk
                     --------------------------------------


                  FALK COMMUNICATIONS INC. ("Company")


                  By:  /s/ Spencer Falk
                     --------------------------------------



                  -----------------------------------------
                  SPENCER FALK

                  THE SPENCER FALK GRANTOR RETAINED ANNUITY TRUST

                  By:  /s/ Spencer Falk
                     --------------------------------------
                           Spencer Falk, Trustee